GRANT THORNTON LLP
                         7 HANOVER SQUARE, 6TH FLOOR
                           NEW YORK, NY 10004-2616


October 1, 1998

Mr. Paul R. Garrrigues
Chief Financial Officer
CFI Mortgage, Inc.
580 Village Blvd., Suite: 120
West Palm Beach, FL 33409

Dear Mr. Garrigues:

This is to confirm that the client-auditor relationship between CFI Mortgage Inc. (Commission File 0-22271) and Grant Thornton LLP has ceased.

Yours truly,

/s/ Grant Thornton LLP

cc:      Office of Chief Accountant
         SECPS Letter File
         Securities and Exchange Commission
         Mail Stop 9-5
         450 Fifth Street, N.W.
         Washington, D.C. 20549